                                                                EXHIBIT 10.7



                                    [logo]

                               HAVAS ADVERTISING


              French corporation with capital of 282,441,350 FRF
     Corporate head office: 84, rue de Villiers, 92300 LEVALLOIS - PERRET
                          335.480.265 R.C.S. Nanterre



                         Gratis allocation of warrants

                                  APRIL 1998


                             OPERATING MEMORANDUM
                             --------------------


The legal notice shall be published in the Bulletin of Mandatory Legal Announcements [Bulletin des Annonces Legales Obligatoires] of April 17, 1998

                     STOCK EXCHANGE OPERATIONS COMMISSION
                                     (COB)

--------------------------------------------------------------------------------
             Approval by the Stock Exchange Operations Commission

 Pursuant to articles 6 and 7 ordinance No.67-833 of September 28, 1967, the
  Stock Exchange Operations Commission hereby rules on the prospectus bearing approval no. 98-252, dated April 14, 1998
--------------------------------------------------------------------------------

This prospectus, required under regulation 91.02 of the Stock Exchange Operations Commission, consists of the following:

- a reference document containing general information regarding the administration, management and control of the corporation, presentation of the group, financial information and the evolution of the Stock Exchange performance, which was registered with the Stock Exchange Operations Commission on March 30, 1998 under No. R 98-090;

-    this operating memorandum.

Copies of this prospectus are available at the corporate headquarters of HAVAS ADVERTISING.

                      PRINCIPAL FEATURES OF THE OPERATION
                      -----------------------------------

Number of instruments issued:
-----------------------------

A maximum of 7,066,715 HAVAS ADVERTISING warrants.

Allocation:
-----------

1 warrant per share as of May 13, 1998. Holders of convertible debentures who have converted their shares by April 30, 1998, inclusive, may benefit from the gratis allocation of warrants.

Proportion of shares subscribed:
--------------------------------

20 warrants shall entitle the holder to subscribe 1 share of HAVAS ADVERTISING at a par value of 50 FRF.

Share subscription price and period:
------------------------------------

From May 13, 1998 to May 13, 2001 inclusive, 20 warrants shall entitle the holder to subscribe one share at a price of 1,200 FRF per share; warrants not exercised before May 14, 2001 shall lose all value and shall be cancelled.

Date of Validity of a HAVAS ADVERTISING share subscribed through the exercise of
--------------------------------------------------------------------------------
a warrant:
----------

January 1 of the subscription year.

Pricing:
--------

The warrants as well as the shares resulting from the exercise of the warrants shall be subject to a request for admission on the First Market of the Paris Stock Exchange [Paris Bourse].

Share price:
------------

1,064 FRF as of April 14, 1998 (opening price).

I - PARTIES RESPONSIBLE FOR THE OPERATING MEMORANDUM AND AUDIT
--------------------------------------------------------------


1.1. Officer responsible for the operating memorandum
-----------------------------------------------------

Mr. Alain de POUZILHAC, Chairman of the Board of Directors.


1.2. Certification of the responsible party
--------------------------------------------

To our knowledge, the facts contained in this prospectus are true to reality; they include all information needed by investors to form their judgment regarding the corporation's assets, activities, financial situation, results and prospects as well the rights attached to the instruments being offered; they contain no omissions such as would change the content of this prospectus.

                                                                   The Chairman:
                                                              Alain de POUZILHAC

1.3 Parties responsible for the audit
-------------------------------------

Bearers:
- Mr. Francois BOUCHON
  33, avenue de Suffren - 75007 PARIS

- Societe Yves LEPINAY et Associes "FIDINTER"
  128, boulevard Saint-Germain - 75006 PARIS represented by Messrs. Yves LEPINAY and Jean-Yves LEPINAY

Statutory Auditor's Affidavit:

We have audited the financial and accounting information provided in this prospectus and have taken such measures as we deemed necessary in accordance with professional standards.

The annual and consolidated financial statements for the fiscal years 1995, 1996 and 1997 were subject to an audit which we performed.

We have no comments to make as to the truthfulness of the accounting and financial information presented.

Francois BOUCHON                   Yves LEPINAY et Associes - "Fidinter"
                                                Yves LEPINAY
                                              Jean-Yves LEPINAY

                              Statutory Auditors
                         Members of the Regional Group
                of the Statutory Auditors Association of Paris

1.4. Party responsible for information
--------------------------------------

Mr. Jacques HERAIL
General Director
Tel.: 01 41 34 30 05
Fax: 01 41 34 30 06

II - GRATIS ALLOCATION OF WARRANTS
----------------------------------

2.1. Conditions of issuance
---------------------------

At its meeting of March 5, 1998 the Board of Directors resolved by virtue of the authority and powers vested therein by the mixed general assembly of June 27, 1996 to undertake the gratis allocation of a maximum of 7,066,715 Havas Advertising warrants. The Board of Directors assigned to its Chairman, Mr. Alain de Pouzilhac, the responsibility for fixing the final operating conditions relating to the operation.

During the same assembly, the shareholders waived, to the benefit of warrant holders, their right of first refusal to subscribe to the shares to be issued upon presentation of the allocated warrants.

The issued warrants will allow subscribing 4.7% of the capital and 5% of the voting rights of HAVAS ADVERTISING as calculated based on the capital base as of December 31, 1997, restated for such shares as may have resulted from the conversion of convertible debentures and the exercise of share subscription options. The Chairman of the Board of Directors fixed the final operating conditions on April 14, 1998.


2.2. Issuance of warrants
-------------------------

2.2.1. Nature of the warrants

Autonomous warrants.


2.2.2. Issuance

The warrants shall be freely allocated to shareholders of record as of May 13, 1998, at the rate of 1 warrant to 1 share at a par value of FRF 50.

Bearers of April 1994 2.75% convertible debentures who opted to convert their debentures by April 30, 1998 inclusive, shall be entitled to the gratis allocation of warrants./1/

Bearers of March 1992 7.50% convertible debentures who opted to convert their debentures by April 30, 1998 inclusive, shall be entitled to the gratis allocation of their warrants./3/

The 400,408 shares held in treasury by Havas Advertising itself, after the takeover of its subsidiary Rouseca in June 1997, shall not give rise to the allocation of any warrants.


__________________________
/1/ The 2.75%1994 debentures were called for early redemption on April 14, 1998. Debenture holders had the option, until July 13, 1998:
      - either of requesting redemption of their debentures at the price of FRF
      793.24 plus accrued interest FRF (5.33),
      - or of requesting conversion of their debentures, at the rate of 1.02 shares per debenture.

/2/ The 7.50% 1992 debentures were called for early redemption on April 2, 1998. Debenture holders have the option, until July 1, 1998:
      - either of requesting redemption of their debentures at the price of FRF 685 plus accrued interest (FRF 12.32),
      - or of requesting conversion of their debentures, at the rate of 1.03 shares per debenture.

Holders of options to subscribe and/or purchase shares of Havas Advertising who exercised their options no later than May 12, 1998 shall be entitled to the gratis allocation of warrants.

A maximum of 7,066,715 warrants would have been issued were all subscription options exercised and all debentures converted.

In order to maintain the rights of debenture holders who converted their debentures after May 1, 1998, the Chairman of the Board of Directors resolved on April 14, 1998 to create a reserve of warrants to be allocated thereto after May 13, 1998 in the event of the conversion of their debentures. Warrants not allocated shall be cancelled by the corporation.

2.2.3. Form of the warrants

The warrants shall only be issued in bearer form. Their admission for trading on the SICOVAM [Inter-Professional Securities Clearing Corporation] shall be requested.

All warrants shall be required to be registered in accounts held by qualified brokers, and the rights of the holders shall therefore be represented by registration in their name through the broker of their choice.

Warrants shall be registered in the accounts of holders as of May 13, 1998.


2.2.4. Location of trading

The corporation shall request admission on the Paris Bourse First Market (under the "Warrants" classification) for the warrants subject to this issuance.

The warrants shall be traded from May 13, 1998 to May 13, 2001, inclusive.


2.2.5. Conditions for exercise of the warrants

2.2.5.1. Number of shares received in exercise of the warrants

20 warrants shall entitle the holder to one share.


2.2.5.2. Exercise price of the warrants

The subscription price shall be 1,200 FRF per share (50 FRF of which shall correspond to the par value and 1,150 FRF to the issuance premium), to be paid in full, in cash, upon subscription.

2.2.5.3. Period during which the warrants may be exercised

Warrant holders may ask to subscribe shares to be issued at any moment beginning on May 13, 1998 and extending to May 13, 2001 inclusive; warrants not yet exercised upon expiry of this period shall lose all value and be cancelled.

In the event of a capital increase such as in the case of the issuance of other securities that grant access to the capital, or other financial transactions bearing a right of first refusal to subscribe or reserving a priority subscription period to the benefit of shareholders, as well as in the case of merger or split, the Board of Directors may suspend exercise of the subscription right for a period not exceeding three months. In this case, a notice shall be published in the Bulletin of Mandatory Legal Announcements as well as in a financial journal, at least fifteen days prior to the validity date of this suspension, to inform warrant holders of the date when subscription activities shall be suspended and the date when they shall be resumed.


2.2.6. Actuarial yield rate

Not applicable.


2.2.7. Location where requests for exercise of the warrants may be received

In order to exercise their rights, warrant holders must make their requests through the broker holding their account and pay the subscription amount. SOCIETE GENERALE shall ensure centralization of the transactions.


2.2.8. Tax regime

Under current law, gains resulting from the sale of warrants (including on the occasion of their future purchase by the issuing corporation) shall be subject to capital gains tax. Legal or natural persons must nevertheless verify, through their normal tax advisor, which tax provisions are applicable to their specific case.

Those who are not residents of France for fiscal purposes must conform to the tax law in force in their state of residence.


FRENCH FISCAL RESIDENTS

Natural persons holding instruments in their private assets

Capital gains

Pursuant to article 92 B of the CGI, capital gains realized by natural persons are taxable at a rate of 26%, i.e.:

- 16% pursuant to article 200 A2 of the French General Tax Code,
- 7.5% for a general corporate contribution,
- 2 % for corporate withholding,
- 0.5% for the contribution for the reimbursement of corporate debt,

if the total value of their sales of securities realized during 1998 exceeds the threshold of 50,000 FRF.

Capital gains realized by natural persons holding or who during the five years prior to the sale have directly or indirectly held, over 25% of the rights to the corporation's earnings are taxable as from the first franc, at the rate specified above.

Any capital losses may be applied to capital gains of the same nature in the current year and potentially over the next five years.

Special SSP regime

Warrants issued by French corporations are included among assets that may be held within the framework of a Share Saving Plan (SSP), established by Law No. 92-666 of July 16, 1992.

Under certain conditions, realized capital gains are exempt from income tax, but nevertheless remain subject to Social Security withholdings, the supplemental social security contribution (Contribution Sociale Generalisee, "C.S.G.") and the contribution for reimbursement of the national debt (Contribution pour le Remboursement de la Dette Sociale, "C.R.D.S.").

The following table summarizes the various taxes applying as of January 1, 1998 as a function of the SSP closing date.

Duration of the SSP      Social Security withholding      C.S.G.       C.R.D.S.    Income Tax  Total
----------------------------------------------------------------------------------------------------
Less than 2 years        2.0%                             7.5%         0.5%        22.5%        32.5%/(1)/
---------------------------------------------------------------------------------------------------
2 to 5 years             2.0%                             7.5%         0.5%        16.%         26.0%/(1)/
----------------------------------------------------------------------------------------------------
Over 5 years             2.0%/(3)/                        7.5%/(2)(3)/ 0.5%/(4)/   0.0%         10.0%
----------------------------------------------------------------------------------------------------

(1) On all income in case the sale threshold is exceeded
(2) Limited to 3.4% for income earned between January 1, 1997 and December 31, 1997
(3) For income earned after January 1, 1998
(4) For income earned after February 1, 1996

Legal persons subject to corporate tax

Capital Gains

Capital gains resulting from the sale of shares that are equity investments or fiscally similar to equity investments fall under the long-term capital gains regime, subject to fulfillment of the obligation to establish a special long-term capital gains reserve, and are taxable:

- at the 20.90% rate for companies having less than 50 million francs of turnover, with at least 75% of the entirely paid-in capital held continuously by natural persons, i.e., 19% plus a temporary increase of 10%.

- at the 23.75% rate for other companies, i.e., 19% plus a temporary increase of 10% and an additional increase of 15% for fiscal years ending in 1998. This later additional contribution of 15% shall be reduced to 10% for fiscal years ending in 1999.

The sale of securities other than equity investments shall result in the establishment of a gain or loss included in taxable income:

- at the 36 2/3% rate for companies having less than 50 million francs of turnover, which companies have their capital entirely paid-in and of which at least 75% is held continuously by natural persons, i.e., the normal rate of 33 1/3% plus the temporary increase of 10%,

- at the 41 2/3% rate for companies, i.e., the normal rate of 33 1/3% plus a temporary increase of 10% and an additional increase of 15% for fiscal years ending in 1998. This latter additional contribution of 15% must be reduced to 10% for the fiscal years ending in 1999.

The strengthening of provisions shall be consistent with the tax regime under which the previous contributions were set.

PERSONS NOT RESIDENT IN FRANCE FOR TAX PURPOSES

Capital gains

The tax provided for in article 92B of the CGI does not apply to capital gains realized on the occasion of sales of securities for fees carried out by parties not domiciled in France for tax purposes pursuant to article 4 B of the same code or for which the corporate headquarters are located outside of France (Art. 244 bis C of the CGI).


2.2.9. Adjustment of conditions for exercise of the warrants

Upon completion of the following operations:

- issuance of instruments bearing a traded right of first refusal to subscribe;
- gratis allocation to shareholders of all simple or compound securities other than shares of the corporation;
- capital increase through the incorporation of reserves, earnings or issuance premiums and gratis allocation of shares; split or consolidation of shares;
- incorporation into the capital of reserves, earnings or issuance premiums by increase of the par value of the shares;
-    distribution of reserves in cash or in portfolio instruments;
-    takeover, merger, split;

which the corporation may carry out beginning as from this issuance, the rights of holders of warrants shall be maintained by undertaking an adjustment of the conditions for exercise of the warrants pursuant to articles 194.5 and 194.7 of the Law of July 24, 1966 and 174.1 (1(degrees)-a, 2(degrees) and 3(degrees) of the Decree of March 23, 1967.

This adjustment shall be carried out in such a way as to equalize the value of the investments that would have been obtained in the case of exercise of the warrant for shares prior to engaging in one of the aforementioned operations and the value of the investments obtained in event that the warrant is exercised after engaging in such an operation.

The new number of shares able to be obtained through the exercise of warrants shall, if necessary, contain a fraction expressed in one-hundredths, and rounded upwards, if necessary, to the next highest one-hundredth. However, the exercise of warrants may only give rise to obtaining a whole number of shares; the rule for splitting into fractions being set forth below (2.2.10).

1) Issuance of instruments bearing a traded right of first refusal to subscribe

The number of shares remitted upon exercise of the warrants shall be calculated by multiplying the number of shares that could be subscribed by exercise of the warrants before the beginning of the operation in question, by the following ratio:

                    Value of the share ex-subscription right
                increased by the value of the subscription right
          ------------------------------------------------------------
                    Value of the share ex-subscription right

When calculating this ratio, the values of the share ex-right and the subscription right shall be determined in accordance with the average opening price quoted on the Paris Bourse during all the stock exchange sessions in the subscription period.

2) Gratis allocation to shareholders of all simple or compound securities other than corporate shares

In the event of the gratis allocation of all simple or compound securities other than corporate shares, the new number of shares remitted upon exercise of the warrants shall be determined as follows:

(a) if the allocation right was not traded on the Paris Bourse, the new number of shares remitted upon exercise of the warrants shall be determined by multiplying the number of shares that could be subscribed through exercise of the warrants prior to the gratis allocation, by the following ratio:

              Value of the share ex-right increased by the value
               of the security or securities allocated by share
           -----------------------------------------------------------
                          Value of the share ex-right

In calculating this ratio, the values of the share ex-right and of the security or securities allocated by share shall be determined by reference to the average opening prices verified on the Paris Bourse for the shares and the issuing corporation's securities for twenty consecutive trading days after the allocation date. When the trading price or prices of the allocated security or securities are linked to the share price, only Stock Exchange days when the share and the securities are simultaneously traded shall be taken into consideration. If the security or securities are not traded, they shall be evaluated by an expert.

(b) if the allocation right is traded on the Paris Bourse, the adjustment coefficient shall be calculated in accordance with paragraph 1 above for issuances bearing a right of first refusal to subscribe, the value of the allocation right being replaced by that of the right of first refusal to subscribe and the subscription period beginning on the first trading day and extending for twenty consecutive trading days after that date.

3) Capital increase through the incorporation of reserves, earnings or issuance premiums and gratis allocation of shares; split or consolidation of shares

The new number of shares remitted upon exercise of a warrant shall be determined by multiplying the number of shares that could be subscribed by exercise of the warrants prior to the beginning of the operation in question, by the following ratio:

          Number of shares comprising the capital after the operation
     ---------------------------------------------------------------------
        Number of shares comprising the capital prior to the operation

4) Incorporation to the capital of reserves, earnings or issuance premiums by increasing the par value of the shares

The par value of the shares subscribed by exercise of the warrants shall be increased at an appropriate rate.

5) Distribution of reserves in cash or in instruments included in the portfolio

The new number of shares that may be obtained by exercise of warrants shall be determined by adding the following ratio to the number of shares that could be subscribed by exercise of the warrants before beginning the transaction in question:

For calculating this ratio:

- the value of the share prior to distribution shall be determined according to the average opening price over twenty consecutive trading days chosen from among the forty preceding the distribution date;

- the value of the instruments remitted per share shall be set either according to the average opening price over twenty consecutive trading days chosen from among the forty days preceding the distribution date, in case of instruments allowed to trade on a regulated market, based on the trading prices of the daily listings of securities not allowed for trading, i.e. based on a value to be determined by an expert appraisal for instruments not traded on a regulated market.

6)   Takeover, merger, split

In the event of a takeover, merger or split, warrant holders may subscribe the shares of the acquiring or new corporation.

The number of shares of the acquiring or new corporation which they shall be entitled to subscribe shall be determined by adjusting the number of shares of the issuing corporation to which they were entitled by the exchange ratio for the shares of the issuer against the shares of the acquiring or new corporation.

The takeover or new corporation shall ensure fulfillment of the obligations incumbent upon the issuing corporation by virtue of this agreement.

In the event of an adjustment, the new exercise conditions for exercising the warrant shall be communicated to the holders of warrants of this issuance through a notice published in the Bulletin of Mandatory Legal Announcements and in a nationally circulated financial journal, as well as in a notice by the SBF
- Paris Bourse. The Board of Directors shall report the calculation factors and the results of the adjustment in the following annual report.


2.2.10. Rule for determining fractions

When as a result of any of the operations mentioned above, a warrant holder exercising his warrants is entitled to a number of shares forming a "fraction," such holder shall be entitled to request:

- either the immediately lower whole number of shares, in which case he shall be paid, in cash, a sum equal to the product of the portion of the share broken into a fraction and the share value determined on the basis of the opening price on the stock exchange session of the day prior to the warrant exercise date;

- or the immediately higher whole number of shares, provided that he pays the Corporation a sum equal to the value of the additional fraction of the share thus requested, which value is determined on the basis stipulated in the preceding section.


2.2.11. Commitments of the issuing corporation

The corporation promises, so long as the warrants remain in circulation, not to undertake:

-    either amortization of the capital stock nor its reduction by redemption;

- nor a change in the distribution of earnings. However, it may create priority dividend shares without right to vote, provided that it reserves the rights of warrant holders under the conditions set forth above.

In the event of a capital reduction caused by losses, the rights of warrant holders wishing to exercise their warrants shall be consequently reduced as if such holders had been shareholders as of the date of issuance of the warrants, whether the capital reduction is carried out by reducing the par value of the shares or by reducing their number.

2.2.12. Information on warrant holders for the case of operations involving a right of first refusal to subscribe.

With regard to transactions involving a right of first refusal to subscribe reserved to shareholders, as in the case of suspension of the exercise of subscription rights by the Board of Directors in the circumstances outlined above, the holders of warrants of this issuance shall be informed prior to the beginning of the operation or the suspension period by means of a notice published in the Bulletin of Mandatory Legal Announcements and in a nationally circulated financial journal, as well as in a notice from the SBF - Paris Bourse.

Furthermore, with regard to transactions involving an adjustment of the bases for exercising the warrants, bearers shall be informed of such new bases through a notice published in the Bulletin of Legal Mandatory Announcements and in a nationally circulated financial journal as well as in a notice by the SBF -Paris Bourse.


2.2.13. Objective of the issuance

The objective of the gratis allocation of warrants is the securitization of the corporation's shareholders. It should also contribute over time to a rebalancing of the Group's financial structure, given its plans for external growth; the potential capital increase, should all of the warrants be exercised, would in fact total some 350 million francs.


2.2.14. Impact of the issuance and exercise of the warrants

In the event that all of the issued warrants are exercised, a shareholder who held 1% of the capital (after exercising all share subscription options and converting all convertible debentures) and who did not exercise his warrants would see his share in the new capital decrease to 0.95%.

His share of the corporate equity as of December 31, 1997 would decrease from FRF 26,274,000 to FRF 25,087,000, while his share in the consolidated corporate equity as of December 31, 1997 would decrease from FRF 22,355,000 to FRF 21,345,000.

The book value of the warrant may be estimated at between FRF 5.2 and FRF 8.78 depending upon the level of volatility assumed:

Volatility                         20%           25%             30%
---------------------------------------------------------------------------
Book value of the warrant          FRF 5.2       FRF 6.9         FRF 8.7
---------------------------------------------------------------------------
Reference price: 1,064 FRF; opening price of April 14, 1998

Assumptions:

 .  Risk-free rate: 3.38%
 .  Dividend paid on July 15, 1998: FRF 15 net
 .  Model used for the above appraisals: Cox Ross Rubinstein


2.2.1.5. Courts with jurisdiction over disputes relating to the warrants

The courts with jurisdiction over disputes shall be those of the corporate headquarters, if the corporation is the defendant, and they shall be appointed as a function of the nature of the dispute, unless stipulated otherwise by the French New Civil Procedure Code.

2.3. General information on the new shares resulting from exercise of the
-------------------------------------------------------------------------
warrants
--------

2.3.1. Rights attached to the shares to be issued

The new shares subscribed through the exercise of this issuance shall be subject to all provisions of the bylaws and shall be valid as of the beginning of the current fiscal year in which the request for exercise was submitted; they shall be entitled, during the fiscal year beginning on that date and during subsequent fiscal years, to equal par value and to the same dividend as may be distributed to other shareholders bearing the same valid shares.

They shall consequently be completely identical to such shares upon payment of the dividend corresponding to the preceding fiscal year or, if none was distributed, after holding the annual assembly that approves the financial statements for that fiscal year.

It is specifically stipulated that each share shall entitle the holder to the ownership of corporate assets, the distribution of earnings and the surplus upon wind-up, to an equal share in the capital stock that it represents, taking into consideration, as applicable, the amortized and non-amortized capital or capital paid-in or not paid-in, the par value of the shares and the rights of different categories of shares.

These shares shall also be subject to all provisions of the bylaws (specifically see the paragraphs entitled "Distribution of earnings," "General Assemblies" and "Dividends" of the reference document).

Dividends shall be subject to expiration in accordance with the legal statute of limitations, i.e. five years, for the benefit of the State. Dividends not received shall be subject to the procedures provided for by law.


2.3.2. Trading of shares

No clause in the bylaws shall limit the free trading of shares comprising the capital stock.


2.3.3. Nature and form of the shares

Shares may either be in bearer or registered form, at the holder's choice.

The shares, regardless of form, shall necessarily be registered in accounts held, as the case may be, by the Corporation or by a qualified broker. The rights of the holders shall be thus represented by a registration in their name:

- at the broker of their choice for bearer shares,
- at the issuer and, if desired, at the broker of their choice for registered shares.

The shares shall be permitted to be traded on the SICOVAM S.A.


2.3.4. Tax regime applying to the new shares

Under current law, the following provisions summarize the tax consequences likely to apply to investors. Legal or natural persons must nevertheless verify, through their normal tax advisor, which tax provisions are applicable to their specific case.

Persons not resident of France for tax purposes must conform to the tax law in force in their State of residence.


FRENCH FISCAL RESIDENTS

Individuals holding investments in their private assets

Dividends

Dividends from French shares, including 50% tax credits, shall be taken into consideration in determining the global income of the taxpayer under the category of investment income; such taxpayers shall benefit from an annual discount of FRF 16,000 for married couples subject to joint tax, and FRF 8,000 for single or divorced persons, widows, or married couples who are taxed separately.

Dividends are currently taxed as follows:

- after the discount, at the progressive income tax scale,
- at the Social Security withholding rate of 2%
- at the supplemental Social Security contribution rate of 7.5%, 5.1% of which is deductible from income tax,
- at the contribution rate for the reimbursement of national debt of 0.5%.

Tax credits attached to dividends paid shall be allocated to the total value of income tax payable or reimbursable in the event of a surplus.

Capital Gains

Pursuant to article 92 B of the CGI, capital gains realized by natural persons are taxable at a rate of 26%, i.e.,:

- 16% pursuant to article 200 A2 of the CGI,
- 7.5% as supplementary Social Security contribution,
- 2 % as Social Security withholding,
- 0.5% as contribution for the reimbursement of national debt,

if the total value of their sales of securities realized during 1998 exceeds the threshold of FRF 50,000.

Capital gains realized by natural persons holding, or who, during the five years prior to the sale have directly or indirectly held, over 25% of the rights to the corporation's earnings are taxable as of the first franc, at the rate specified above.

Any capital losses may be applied to capital gains of the same nature in the current year and potentially over the next five years.

Special SSP regime

Warrants issued by French corporations are included among assets that may be held within the framework of a Share Saving Plan, established by law No. 92-666 of July 16, 1992.

Under certain conditions, distributed dividends and realized capital gains are exempt from income tax, but nevertheless remain subject to Social Security withholdings, the supplemental social security contribution and the contribution for reimbursement of the national debt.

 The following table summarizes the various taxes applying as of January 1, 1998 as a function of the SSP closing date.

Duration of the SSP      Social Security withholding          C.S.G.          C.R.D.S.      Income Tax     Total
----------------------------------------------------------------------------------------------------------------
Less than 2 years        2.0%                                7.5%             0.5%          22.5%          32.5%/(1)/
----------------------------------------------------------------------------------------------------------------
2 to 5 years             2.0%                                7.5%             0.5%          16.0%          26.0%/(1)/
----------------------------------------------------------------------------------------------------------------
More than 5 years        2.0%/(3)/                           7.5%/(2)(3)/     0.5%/(4)/     0.0%           10.0%
---------------------------------------------------------------------------------------------------------------

(1) On all income in case the sale threshold is exceeded
(2) Limited to 3.4% for income earned between January 1, 1997 and December 31, 1997
(3) For income earned after January 1, 1998
(4) for income earned after February 1, 1996

Legal persons subject to corporate tax

Dividends

Dividends received by legal persons subject to corporate tax, as well as the tax credit equal to 50% of the value of the dividends paid, shall be included within the tax base at the normal rate of 33 1/3%. Tax credits are deductible from the total corporate tax so calculated.

Further, based on the value of the tax calculated as specified above and prior to the allocation of tax credits, legal persons subject to the corporate tax are also subject to an additional contribution:


- of 10% for companies with less than 50 million francs in turnover, with at least 75% of the entirely paid-in capital held continuously by natural persons.

- of 10% and 15% for the fiscal years ending in 1998, for other companies. The latter additional contribution of 15% must be reduced to 10% for the fiscal years ending in 1999.

When the company satisfies the conditions and has opted for the tax regime applying to the parent companies, as provided for in articles 145, 146 and 216 of the CGI, the dividends received are not taxed but the tax credits attached to such dividends may not be used in payment of the corporate tax.

Capital gains

Capital gains resulting from the sale of shares that are equity investments or which are fiscally similar to equity investments are treated under the long-term capital gains regime subject to fulfillment of the obligation to establish a special long-term capital gains reserve, and are taxable:

- at a rate of 20.90% for companies with less than 50 million francs in turnover, with at least 75% of the entirely paid-in capital held continuously by legal persons, i.e., 19% plus a temporary increase of 10%,

- at a rate of 23.75% for other companies, i.e., 19% plus a temporary increase of 10% and an additional increase of 15% for fiscal years ending in 1998. The later additional contribution of 15% shall be reduced to 10% for fiscal years ending in 1999.

The sale of securities other than equity investments shall result in the establishment of a gain or loss included in taxable income:

- at a rate of 36 2/3% for companies with less than 50 million francs in turnover, with at least 75% of its entirely paid-in capital held continuously by natural persons, i.e., the normal rate of 33 1/3% plus temporary increase of 10%,

- at a rate of 41 2/3% for other companies, i.e., the normal rate of 33 1/3% plus a temporary increase of 10% and an additional increase of 15% for fiscal years ending in 1998. This latter additional contribution of 15% must be reduced to 10% for the fiscal years ending in 1999.

The strengthening of provisions shall be consistent with the tax regime under which the previous contributions were set.


PERSONS NOT RESIDENT IN FRANCE FOR TAX PURPOSES

Dividends

Dividends distributed by corporations with corporate headquarters located in France shall be subject to a 25% withholding at the source when the tax domicile or headquarters of the actual beneficiary is located outside France.

This withholding at the source may be reduced, or even eliminated, by the application of international tax agreements.

On an exceptional basis, dividends from French sources paid to individuals that do not maintain their tax domicile or headquarters in France and entitling them to the right to transfer the tax credits by virtue of an agreement aimed at preventing double taxation, shall only incur withholding at the source upon submission for payment, at the reduced rate provided for by the agreement, specifically provided that the parties in question confirm, prior to the dividend payment date, that they are not residents of France under this agreement (Administrative instruction 4-J-1-94 of May 13, 1994).

Capital gains

The tax regime provided for in article 92 B of the CGI shall not apply to capital gains realized on the occasion of sales of securities for a fee, carried out by parties not domiciled in France for tax purposes in the sense of article 4 B of the same code or for which the corporate headquarters are located outside France (Art. 244 bis C of the CGI).

2.3.5. Trading of new shares

The new shares resulting from exercise of the warrants shall be subject to periodic requests for admission to the Paris Bourse First Market (Monthly Regulation).


2.3.6. Location of the trading

Assimilation of the new shares:

The new shares resulting from exercise of the warrants shall be admitted for trading on the Paris Bourse First Market, upon their validity date:

- either directly on the same line as the old shares,
- or initially, on a second line.

In the second case, they shall be traded over-the-counter until the dividend payment date or, if a dividend is not distributed, until the date of the ordinary general assembly called upon to rule on the financial statements for the fiscal year. Their liquidity may therefore be lower.


2.3.7. Courts with jurisdiction in the event of a dispute

The courts with jurisdiction in the event of a dispute shall be those of the corporate headquarters if the corporation is the defendant, and they shall be appointed as a function of the nature of the litigation, unless subject to stipulations to the contrary in the French New Civil Procedure Code.


III - PRESENTATION OF HAVAS ADVERTISING
---------------------------------------

A reference document containing general information concerning the administration, management, control of the corporation, the presentation of the Group, financial information and Stock Exchange performance was registered with the Stock Exchange Operations Commission on March 30, 1998 under No. R 98-090.